Exhibit 1.1

[●] Shares

HUDSON LTD.

CLASS A COMMON SHARES, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

[●], 2018

[●], 2018

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

as Representatives of the several Underwriters

Ladies and Gentlemen:

Dufry International AG (the “Selling Shareholder”), a Swiss stock corporation with its corporate seat in Basel, proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [●] Class A common shares, par value $0.001 per share (the “Firm Shares”), of Hudson Ltd., a company incorporated under the laws of Bermuda (the “Company”).

The Selling Shareholder also proposes to sell to the several Underwriters not more than an additional [●] Class A common shares, par value $0.001 per share (the “Additional Shares”), if and to the extent that you, as the Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Class A common shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Class A common shares, par value $0.001 per share, of the Company to be issued and outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as “Common Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC (the “Designated Underwriter”) agrees to reserve a portion of the Shares to be purchased by it or its affiliates under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Designated Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

For purposes of this Agreement, the “Hudson Group” means certain entities directly or indirectly owned by Dufry AG, a Swiss stock corporation with its corporate seat in Basel, that on or prior to the Closing Date will be transferred to the Company pursuant to the Reorganization Transactions (as defined in the Time of Sale Prospectus), including certain entities that were acquired in connection with Dufry AG’s acquisition of the Nuance Group AG on September 9, 2014 (the “Nuance Entities”).

For purposes of this Agreement, the “subsidiaries” of the Company are the subsidiaries of the Company after giving effect to the Reorganization Transactions (as defined in the Time of Sale prospectus).

1.        Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          Effectiveness of Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

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(b)          Compliance with Securities Laws. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 of this Agreement), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)          Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

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(d)          Organization, Standing and Authority of the Company. The Company has been duly incorporated, is validly existing and in good standing under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except for any failure to so qualify that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, prospects or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The currently effective memorandum of association, bye-laws and other organizational documents of the Company comply with the requirements of Bermuda law and are in full force and effect.

(e)          Significant Subsidiaries. Each “Significant Subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Securities Act) of the Company has been duly incorporated or organized, is validly existing as an entity in good standing, to the extent such concept exists, under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing, to the extent such concept exists, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except for any failure to so qualify that, individually or in the aggregate, would not have a Material Adverse Effect. All of the issued share capital of each Significant Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The currently effective certificate of incorporation, by-laws, memorandum or articles of association or other organizational documents of each Significant Subsidiary complies with the requirements of applicable law in its jurisdiction of incorporation or organization and is in full force and effect.

(f)          Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g)          Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus. There are (i) no outstanding securities issued by the Company convertible into or exchangeable for rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Common Shares, and (ii) no outstanding rights, warrants or options to acquire, or securities convertible into or exchangeable for, any share capital of, or direct interest in, any of the Significant Subsidiaries.

(h)          Common Shares. The issued and outstanding Common Shares (including the Shares to be sold by the Selling Shareholder) have been duly authorized and, after giving effect to the Reorganization Transactions, will be validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive or similar rights.

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(i)           Listing. The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)           Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the memorandum of association or bye-laws of the Company or the organizational documents of any Significant Subsidiary, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv), where any such contravention would not reasonably be expected to have a Material Adverse Effect, or that would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and to consummate the transactions contemplated by the Time of Sale Prospectus.

(k)          Transaction Consents. No consent, approval, license, registration, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for (i) the registration of the Shares under the Securities Act and such consents, approvals, licenses, registrations, authorizations, orders, qualifications or filings as may be required by the Financial Industry Regulatory Authority (“FINRA”) and under applicable state securities or Blue Sky laws in connection with the offer and sale of the Shares by the Underwriters, (ii) such consents, approvals, licenses, registrations, authorizations, orders, qualifications or filings as shall have been obtained or made prior to the Closing Date or (iii) such as would not materially affect the ability of the Company to perform its obligations under this Agreement.

(l)           No Material Adverse Change. Since the date of the most recent audited financial statements of the Hudson Group included in the Time of Sale Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, results of operations or business of the Company and its subsidiaries, taken as a whole, except as disclosed in the Time of Sale Prospectus.

(m)          Litigation. There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings that (A) are accurately described in all material respects in the Time of Sale Prospectus and (B) individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

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(n)          Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)          Environmental Laws.

(i)          The Company and each of its subsidiaries (A) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws, statutes, orders, decrees, judgments, rules and regulations relating to the protection of human health and safety, the environment or the generation, use, storage, transport, disposal, treatment or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have, individually or in the aggregate, a Material Adverse Effect.

(ii)         There are no (A) pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings arising under or relating to any Environmental Law involving the Company or any of its subsidiaries or (B) costs or liabilities associated with Environmental Laws (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval issued thereunder, any related constraints on operating activities and any potential liabilities to third parties), except in each case of (A) and (B) as would not have, individually or in the aggregate, a Material Adverse Effect.

(p)          Registration Rights. Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

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(q)          Anti-Corruption Laws. (i) None of the Company or any of its subsidiaries or other controlled affiliates, any of its or their respective directors or officers or, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries or other controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) the Company and its subsidiaries and other controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

(r)          Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(s)          Sanctions. (i) None of the Company or any of its subsidiaries, any of its or their respective directors or officers or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:  (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including Crimea, Cuba, Iran, North Korea and Syria).

(ii)         The Company and its subsidiaries have not for the past 5 years knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

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(t)           Absence of Material Changes. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except, in the case of each of clauses (i), (ii) and (iii) above, as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(u)          Real Property. Neither the Company nor its subsidiaries own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(v)          Intellectual Property. The Company and its subsidiaries own or have valid license to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(w)          Labor Disputes. No material labor dispute exists between the Company or any of its subsidiaries, on the one hand, and their respective employees, on the other hand, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is threatened; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that, individually or in the aggregate, would have a Material Adverse Effect.

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(x)           Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, the refusal of which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that, individually or in the aggregate, would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(y)          Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate U.S. federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such licenses, certificates, authorizations or permits as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(z)          Financial Statements; Non-GAAP Financial Measures.

(i)          The combined historical financial statements (including the related notes thereto) of the Hudson Group included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position of the Hudson Group as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such combined historical financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby; the other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Hudson Group and presents fairly in all material respects the information shown thereby. All disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, in each case to the extent applicable.

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(ii)         The combined historical financial statements (including the related notes thereto) of the Nuance Entities included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position of the Nuance Entities as of the dates indicated and the results of their operations and the changes in its cash flows for the periods specified; such combined historical financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby; the other financial information of the Nuance Entities included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Nuance Entities and presents fairly in all material respects the information shown thereby.

(aa)         Independent Accountants. Ernst & Young AG, who have audited certain of the financial statements of the Hudson Group and the Nuance Entities filed with the Commission as part of the Registration Statement, Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Hudson Group and the Nuance Entities within the meaning of the Securities Act and the applicable rules and regulations thereunder and the Public Company Accounting Oversight Board (United States).

(bb)        Internal Controls. Except as described in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company has no reason to believe that there has been any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)        No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

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(dd)       Directed Share Program Compliance. The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ee)        Directed Share Program Consent. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(ff)         Absence of Unlawful Influence. The Company has not offered, or caused the Designated Underwriter or any of its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(gg)       Tax Matters. The Company and each of its subsidiaries have timely filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have timely paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has resulted in (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(hh)       PFIC Status. Based on its current operations, income, assets and certain estimates and projections, including as to the relative values of its assets, the Company believes it will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its taxable year ending December 31, 2018, and does not expect to become a PFIC in the foreseeable future.

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(ii)          Enforcement Under Bermuda Law.

(i)          It is not necessary under the laws of Bermuda for any Underwriter or any holder of Shares of the Company to be qualified or entitled to carry out business in Bermuda to enable (A) such Underwriter to enforce its rights under this Agreement or (B) such holder of Shares to enforce its rights thereunder. No Underwriter will be deemed resident, domiciled, to be carrying on business or subject to taxation in Bermuda solely by reason of the execution, delivery, performance or enforcement of this Agreement.

(i)          This Agreement is in proper form under the laws of Bermuda for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in Bermuda of this Agreement, it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of Bermuda.

(jj)          Foreign Private Issuer Status. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(kk)        Jurisdiction. The submission by the Company in Section 17 of this Agreement to the non-exclusive jurisdiction of the Specified Courts (as defined in Section 17 of this Agreement), constitutes a valid and legally binding obligation of the Company and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company for purposes of proceedings in such courts under the laws of Bermuda.

(ll)          Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Bermuda.

(mm)      Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by courts of Bermuda. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts and has legally, validly, effectively and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.

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(nn)       Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its subsidiaries, on the one hand, and the Selling Shareholder or any of its affiliates, officers or directors on the other hand, except as described in the Time of Sale Prospectus.

(oo)       Third-party Data. Any statistical, industry-related and market-related data included in the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(pp)        Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(qq)        Carve-out Agreements. The description of the master relationship agreement, each franchise agreement, the trademark license agreement, each intercompany loan agreement and the registration rights agreement (each as described in the Time of Sale Prospectus, and collectively, the “Carve-out Agreements”) as set forth in the Time of Sale Prospectus is true and correct in all material respects. As of the Closing Date, each Carve-out Agreement has been duly authorized, executed and delivered by the Company, is in full force and effect, and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. The execution, delivery and performance by the Company of each of the Carve-out Agreements will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is bound or to which the Company is subject, nor (ii) will such actions result in any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, nor (iii) will such actions result in any violation of any provision of any organizational documents of the Company, and (iv) no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company of, and compliance by the Company with, the provisions of each of the Carve-out Agreements, except such as shall have been obtained or waived; and except in the case of clauses (i), (ii), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect.

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(rr)         No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its subsidiaries and any person that would give rise to a valid claim against the Company or its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

2.        Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)          Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b)          Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the organizational documents of the Selling Shareholder, (iii) any agreement or other instrument binding upon the Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except in the case of clauses (i), (iii) and (iv) where any such contravention would not reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(c)          Transaction Consents. No consent, approval, license, registration, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except for (i) the registration of the Shares under the Securities Act and such consents, approvals, licenses, registrations, authorizations, orders, qualifications or filings as may be required by FINRA and under applicable state securities or Blue Sky laws in connection with the offer and sale of the Shares by the Underwriters or (ii) such consents, approvals, licenses, registrations, authorizations, orders, qualifications or filings as shall have been obtained or made prior to the Closing Date or such as would not materially affect the ability of the Selling Shareholder to consummate the transactions contemplated hereby prior to the Closing Date.

(d)          Valid Title. The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

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(e)          Share Transfer. Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s register of members in accordance with its memorandum of association, bye-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)           Material Information. The Selling Shareholder is not prompted to sell and transfer its Shares pursuant to this Agreement by any material information concerning the Company or its subsidiaries that is not set forth in the Time of Sale Prospectus.

(g)          Sanctions. The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii)         in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(h)          Anti-Corruption Laws. Neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of Shares in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

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(i)           No Transaction or Other Taxes. No stamp, documentary, issuance, registration, transfer, withholding or other such taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in Switzerland or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(j)           Jurisdiction. The submission by the Selling Shareholder in Section 17 of this Agreement to the non-exclusive jurisdiction of the Specified Courts constitutes a valid and legally binding obligation of the Selling Shareholder and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Selling Shareholder for purposes of proceedings in such courts under the laws of Switzerland.

(k)          Immunity. Neither the Selling Shareholder nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Switzerland. The irrevocable and unconditional waiver and agreement of the Selling Shareholder contained in Section 17 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Switzerland.

(l)           Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Switzerland and will be honored by courts of Switzerland. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts and has legally, validly, effectively and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.

(m)          No Finder’s Fee. There are no contracts, agreements or understandings between the Selling Shareholder or any of its subsidiaries and any person that would give rise to a valid claim against the Company or its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n)          ERISA. The Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii)an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

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3.        Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at a price of $[●] per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Selling Shareholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Shareholder not later than 30 days after the date of this Agreement. Any such exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each of the Company and the Selling Shareholder hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned that are convertible into or exercisable or exchangeable for Common Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares (whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise), (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (4) publicly announce any intention to engage in any of the transactions described in clauses (1) through (3) above.

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The restrictions contained in the preceding paragraph shall not apply to:

(a)	the Shares to be sold hereunder;

(b)	the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement described in the Time of Sale Prospectus;

(c)	the conversion or exchange of Class B common shares of the Company, par value $0.001 per share, into Common Shares;

(d)	the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing;

(e)	the issuance of, agreement to issue or public disclosure of the intent to issue, Common Shares or other securities (including securities convertible into Common Shares) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company or any of its subsidiaries in connection with any such acquisition; provided that the aggregate number of Common Shares and such other securities issued pursuant to this clause (e) may not exceed 7.5% of the issued and outstanding Common Shares on the Closing Date (after giving effect to the Reorganization Transactions and the sale of the Shares to be sold hereunder, including any Additional Shares to the extent such Additional Shares are sold hereunder); and provided further that each recipient of Common Shares or such other securities issued pursuant to this clause (e) shall enter into a written “lock-up” agreement substantially in the form of Exhibit A hereto;

(f)	the issuance by the Company of equity awards pursuant to plans described in the Time of Sale Prospectus;

(g)	distributions or transfers of Common Shares or other securities (including securities convertible into Common Shares) to and among affiliates of the Selling Shareholder; provided that each such affiliate shall enter into a written “lock-up” agreement substantially in the form of Exhibit A hereto; or

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(h)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Shareholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period.

In addition, the Selling Shareholder agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Shareholder except in compliance with the foregoing restrictions.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4.          Terms of Public Offering. The Company and the Selling Shareholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholder are further advised by you that the Shares are to be offered to the public initially at a price of $[●] per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[●] per share less than the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a concession, not in excess of $[●] per share, to any Underwriter or to certain other dealers.

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5.          Payment and Delivery. Payment for the Firm Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2018,1 or at such other time on the same or such other date, not later than [●], 2018,2 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholder in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2018,3 as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6.          Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

1 2 business days or, in the event the offering is priced after 4:30 p.m. Eastern, 3 business days, after the date of the Underwriting Agreement.

2 5 business days after the date inserted in accordance with preceding footnote.

3 10 business days after the expiration of the green shoe option.

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(b)          The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate, dated the Closing Date and signed by an executive officer of the Selling Shareholder, to the effect that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, each dated the Closing Date, in a form reasonably satisfactory to the Underwriters.

(d)          The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman Limited, Bermuda counsel for the Company, dated the Closing Date, in a form reasonably satisfactory to the Underwriters.

(e)          The Underwriters shall have received on the Closing Date an opinion of Homburger AG, Swiss counsel for the Selling Shareholder, dated the Closing Date, in a form reasonably satisfactory to the Underwriters.

(f)          The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, each dated the Closing Date, covering such matters as the Representatives may reasonably request.

(g)          The Underwriters shall have received, on each of the date hereof and the Closing Date, two letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young AG, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of (i) the Hudson Group, in the case of one letter and (ii) the Nuance Entities, in the case of the other letter, in each case contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of the chief financial officer of the Company covering such matters the Representatives may reasonably request.

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(i)          The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)          The Underwriters shall have received such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Firm Shares and other matters related to the sale of such Firm Shares.

(k)          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)          (A) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b)(i) hereof remains true and correct as of such Option Closing Date and (B) a certificate, dated the Option Closing Date and signed by an executive officer of the Selling Shareholder, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b)(ii) hereof remains true and correct as of such Option Closing Date;

(ii)         an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, each dated the Option Closing Date, in connection with the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)        an opinion of Conyers Dill & Pearman Limited, Bermuda counsel for the Company, dated the Option Closing Date, in connection with the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)        an opinion of Homburger AG, Swiss counsel for the Selling Shareholder, dated the Option Closing Date, in connection with the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v)         an opinion and a negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, each dated the Option Closing Date, in connection with the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

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(vi)        two letters dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young AG, independent public accountants, substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letters delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)       a certificate of the chief financial officer of the Company, dated the Option Closing Date, substantially in the same form and substance as the certificate furnished to the Underwriters pursuant to Section 6(h) hereof; and

(viii)      such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

7.        Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          To furnish to you, without charge, upon request, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

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(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if during such time any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)          To use commercially reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

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(h)          To advise you promptly, and confirm such advice in writing, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or the initiation or threatening of any proceedings for that purpose or pursuant to Section 8A of the Securities Act.

(i)          To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)          To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

8.        Covenants of the Selling Shareholder. The Selling Shareholder covenants with each Underwriter as follows:

(a)          The Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)          The Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance, withholding or other such taxes, including any interest and penalties, on (i) the execution, delivery or consummation of this Agreement or (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters.

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9.        Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholder agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum up to a maximum of $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the FINRA up to a maximum of $30,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, including 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) the reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program up to a maximum of $[•] and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company or the Selling Shareholder hereunder for which provision is not otherwise made in this Section 9. It is understood, however, that except as provided in Section 8 hereof, this Section 9, Section 11 hereof, Section 12 hereof, the last paragraph of Section 14 hereof and Section 19 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

10.      Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

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11.      Indemnity and Contribution. (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. LLC that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b)          Indemnification by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each person, if any, who controls the Company or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with reference to the Selling Shareholder Information (as defined in the following sentence). It being understood and agreed that the only such information furnished by the Selling Shareholder consists of (A) the legal name, address and the number of Common Shares and Class B common shares of the Company, par value $0.001 per share, owned by the Selling Shareholder before and after the offering and (B) the other information with respect to the Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (collectively, with respect to the Selling Shareholder, the “Selling Shareholder Information”). The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Shareholder under this Agreement after deducting underwriting discounts and commissions (with respect to the Selling Shareholder, the “Selling Shareholder Net Proceeds”).

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(c)          Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or that arise out of or are based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters consists of [●] under the caption “Underwriting.”

(d)          Notice and Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 11, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel for the indemnified party in accordance with the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be in the reasonable judgment of counsel inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the reasonably incurred and documented fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Selling Shareholder, the Company, and such directors, officers and control persons of the Company or the Selling Shareholder, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 60 days after receipt by such indemnifying party of the aforesaid request and more than 30 days after the receipt of the proposed terms of such settlement and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(e)          Contribution. To the extent the indemnification provided for in this Section 11 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Shareholder Net Proceeds less any amounts that the Selling Shareholder is obligated to pay under Section 11(b) above. For the avoidance of doubt and notwithstanding any other provision of this Agreement, the maximum aggregate liability of the Selling Shareholder under the indemnity agreement contained in Section 11(b) above and the contribution agreement contained in this Section 11(e) shall be limited to the Selling Shareholder Net Proceeds.

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(f)           Limitation on Liability. The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Selling Shareholder shall not be required to contribute an amount in excess of the amounts by which the Selling Shareholder Net Proceeds received by the Selling Shareholder exceeds the amount of any damages that the Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)          Survival. The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.       Directed Share Program Indemnification. (a) Indemnification of the Designated Underwriter by the Company. The Company agrees to indemnify and hold harmless the Designated Underwriter, each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Designated Underwriter within the meaning of Rule 405 under the Securities Act (the “Designated Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, based upon or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Underwriter Entities.

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(b)          Notice and Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Designated Underwriter Entity in respect of which indemnity may be sought pursuant to this Section 12, the Designated Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Designated Underwriter Entity, shall retain counsel reasonably satisfactory to the Designated Underwriter Entity to represent the Designated Underwriter Entity and any others the Company may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Designated Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Designated Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel for the Designated Underwriter Entities in accordance with the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Designated Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Designated Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all the Designated Underwriter Entities. Any such separate firm for the Designated Underwriter Entities shall be designated in writing by the Designated Underwriter. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Designated Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Designated Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 60 days after receipt by the Company of the aforesaid request and more than 30 days after the receipt of the proposed terms of such settlement and (ii) the Company shall not have reimbursed the Designated Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Designated Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Designated Underwriter Entity, unless (i) such settlement includes an unconditional release of the Designated Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of Designated Underwriter Entities.

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(c)          Contribution. To the extent the indemnification provided for in Section 12(a) is unavailable to a Designated Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Designated Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Designated Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Designated Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Designated Underwriter Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Designated Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Designated Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)          Limitation on Liability. The Company and the Designated Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Designated Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Designated Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in Section 12(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Designated Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, in no event shall the Designated Underwriter Entities be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Designated Underwriter Entities with respect to the offering of the Directed Shares exceeds the amount of any damages that the Designated Underwriter Entities have otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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(e)          Survival. The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Designated Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13.      Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Bermuda shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. federal, New York State or Bermuda authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus. The Company shall promptly provide a copy of any such notice to the Selling Shareholder.

14.      Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements reasonably satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case, you, the Company and the Selling Shareholder shall each have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to Section 13 or because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, which, for the purposes of this paragraph, shall not include termination pursuant to Section 13(i), (iii), (iv) or (v) and, solely with respect to the Selling Shareholder, Section 13(ii), the Company and the Selling Shareholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred and documented fees and disbursements of their counsel) reasonably incurred and documented by such Underwriters in connection with this Agreement or the offering contemplated hereunder, and the Company and the Selling Shareholder shall have no further liability to the Underwriters except as provided in Sections 9 and 11 hereof. If this Agreement is terminated pursuant to this Section 14 by reason of the default of one or more Underwriters, the Company and the Selling Shareholder shall not be obligated to reimburse any defaulting Underwriter for its out-of-pocket expenses.

15.      Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

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16.      Arm’s Length Basis. Each of the Company and the Selling Shareholder acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the Underwriters owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company or the Selling Shareholder. Each of the Company and the Selling Shareholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

17.      Submission to Jurisdiction; Appointment of Agents for Service. (a)  Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and the Selling Shareholder each irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)          The Company hereby irrevocably appoints Hudson Group (HG), Inc., with offices at One Meadowlands Plaza, East Rutherford, NJ 07073 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c)          The Selling Shareholder hereby irrevocably appoints Hudson Group (HG), Inc., with offices at One Meadowlands Plaza, East Rutherford, NJ 07073 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Selling Shareholder represents and warrants that such agent has agreed to act as the Selling Shareholder’s agent for service of process, and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

35

18.      Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or the Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Selling Shareholder each agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19.      Taxes. (a)  If any sum payable by the Company or the Selling Shareholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter, the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

(b)          All sums payable by the Company or the Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company or the Selling Shareholder, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made, provided that the Company and the Selling Shareholder will not be required to pay any such additional amounts to the extent that the obligation to withhold or deduct any amounts arises as a result of any present or former connection between an Underwriter and the relevant jurisdiction other than any such connection arising solely as a result of the transaction described in this Agreement.

36

(c)          All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company or the Selling Shareholder, as the case may be, is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the Selling Shareholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

20.      Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21.      Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

22.      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23.      Notices. All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters shall be delivered, mailed or sent to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Syndicate; (b) if to the Company shall be delivered, mailed or sent to Hudson Ltd., 4 New Square, Bedfont Lakes, Feltham, Middlesex TW14 8HA, United Kingdom, Attention: Legal Group; and (c) if to the Selling Shareholder shall be delivered, mailed or sent to Dufry AG, Brunngässlein 12, CH – 4052 Basel, Switzerland, Attention: Andreas Schneiter.

[Signature Pages to Follow]

37

Very truly yours,

HUDSON LTD.

By:
Name:
Title:

Dufry International AG

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC
UBS Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

Schedule I

Underwriter	Number of Firm Shares To Be Purchased

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Goldman Sachs & Co. LLC

Banco Santander, S.A.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

Natixis

Raiffeisen Centrobank AG

UniCredit Capital Markets LLC

Total

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]
II-1

Exhibit A

FORM OF LOCK-UP LETTER FOR officers and directorS

[●], 2018

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

as Representatives of the several Underwriters

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and UBS Securities LLC propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) as representatives (the “Representatives”) on behalf of the several Underwriters named in Schedule I thereto (the “Underwriters”) with Hudson Ltd., a company incorporated under the laws of Bermuda (the “Company”), Dufry International AG, a Swiss stock corporation with its corporate seat in Basel (the “Selling Shareholder”) and Dufry AG, a Swiss stock corporation with its corporate seat in Basel, providing for the initial public offering (the “Public Offering”) by the Underwriters of Class A common shares, par value $0.001 per share, of the Company (“Common Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. References to Common Shares shall be deemed to refer to shares of any class of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date of the commencement of the Public Offering and ending on the date that is 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or publicly announce the intention to do any of the foregoing. The foregoing sentence shall not apply to:

A-1

(a)	transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions;

(b)	(i) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift, (ii) transfers of Common Shares or such other securities as a result of the operation of law through estate, other testamentary document or intestate succession or (iii) transfers of Common Shares or such other securities to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); provided that in the case of any transfer pursuant to this clause (b), (x) each donee shall enter into a written “lock-up” agreement substantially in the form of this letter agreement and (y) that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

(c)	transfers to the Company of Common Shares or any security convertible into or exercisable for Common Shares in connection with the termination of the undersigned’s employment with the Company pursuant to agreements that provide the Company with an option to repurchase such shares; provided that in the case of any transfer pursuant to this clause (c), no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

(d)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period; or

A-2

(e)	the exercise of stock options to purchase Common Shares or the receipt (or deemed receipt) of any Common Shares or other securities upon the grant or vesting of any equity-based awards (including restricted shares and restricted share units), and any related transfer of Common Shares to the Company that is (i) deemed to occur upon the “cashless” or “net” exercise of such stock options or equity-based awards or (ii) for the purpose of paying taxes (including estimated taxes) due as a result of the exercise or receipt (or deemed receipt) of such Common Shares or other securities; provided that any such Common Shares received upon such exercise shall be subject to the terms of this letter agreement; and provided further that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such exercise or receipt during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

A-3

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

The undersigned understands that, if (i) prior to entering into the Underwriting Agreement, the Company notifies the Representatives in writing that the Company does not intend to proceed with the Public Offering and files an application to withdraw the registration statement related thereto; (ii) the Underwriting Agreement has not been executed by all parties by [●]; or (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, then this letter agreement shall immediately terminate and the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

A-4

FORM OF WAIVER OF LOCK-UP

[●], 20[●]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the initial public offering by Dufry International AG of [●] Class A common shares, par value $0.001 per share, of Hudson Ltd. (the “Company”, and such shares, the “Common Shares”) and the lock-up letter dated [●], 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [●], 20[●], with respect to [●] Common Shares (the “Shares”).

Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives (the “Representatives”) on behalf of the several underwriters (the “Underwriters”) named in Schedule I to the underwriting agreement in connection with the above referenced initial public offering of Common Shares (the “Underwriting Agreement”), hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [●], 20[●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Credit Suisse USA (Securities) LLC
Morgan Stanley & Co. LLC
UBS Securities LLC

1

Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

By:
Name:
Title:

cc: Company

2

Exhibit B

FORM OF PRESS RELEASE

Hudson Ltd.

[Date]

Hudson Ltd. (the “Company”) announced today that Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives on behalf of the several underwriters in the recent public sale by Dufry International AG of [●] Class A common shares of the Company, are [waiving] [releasing] a lock-up restriction with respect to [●] Class A common shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1